UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 31, 2011, eDiets.com, Inc. (the “Company”) received, as expected, a letter from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it does not comply with the minimum $35 million market value of listed securities requirement for continued listing on The NASDAQ Capital Market set forth in Listing Rule 5550(b)(2). The notice further indicates that, pursuant to NASDAQ rules, the Company will be provided 180 calendar days, or until August 1, 2011, to regain compliance. The Company can regain compliance if, at any time during the compliance period, the market value of its listed securities closes at $35 million or more for a minimum of ten consecutive business days. This notice does not impact the Company’s listing on NASDAQ at this time and the Company will continue to trade under the symbol “DIET.”

If the Company does not demonstrate compliance by August 1, 2011, NASDAQ will notify the Company that the Company’s securities are subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Listing Qualifications Panel (“Panel”), and the Company would remain listed pending the Panel’s decision.

As previously reported, on December 30, 2010, NASDAQ notified the Company that it did not comply with the minimum $1.00 bid price requirement set forth in Listing Rule 5450(a)(1) and that the Company’s common stock was subject to delisting unless it requested a hearing before a Panel. The Company timely requested a hearing, which automatically stayed the delisting until the Panel issues its decision following a hearing. The Company recently appeared before a Panel and presented its plan to regain compliance with the minimum bid price requirement and all other applicable requirements for continued listing on The NASDAQ Capital Market.

The Company anticipates receipt of the Panel’s decision within the next 30 to 45 days. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on NASDAQ or, in the event the Panel grants the Company additional time within which to regain compliance with the bid price requirement, that the Company will be able to do so within the time period afforded by the Panel.

A copy of the press release announcing receipt of the Nasdaq letter is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description

99.1	Press release issued by eDiets.com, Inc. on February 4, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
Chief Executive Officer and President

Date: February 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by eDiets.com, Inc. on February 4, 2011.